Exhibit 10.13

RSU AWARD - EXECUTIVE OFFICER

MAVENIR PLC

2020 EQUITY INCENTIVE PLAN

Restricted Share Unit Award Notice

[Name of Holder]

You have been awarded a restricted share unit award with respect to Class A ordinary shares of Mavenir plc, a public limited company incorporated under the laws of England and Wales (the “Company”), pursuant to the terms and conditions of the Mavenir plc 2020 Equity Incentive Plan (the “Plan”) and the Restricted Share Unit Award Agreement (together with this Award Notice, the “Agreement”). Copies of the Plan and the Restricted Share Unit Award Agreement are attached hereto. Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.

Restricted Share Units:	You have been awarded a restricted share unit award with respect to [_______] Class A ordinary shares, par value $0.001 per share, subject to adjustment as provided in the Plan.

Grant Date:	[____________________, _____]

Vesting Schedule:	Except as otherwise provided in the Agreement, the Award shall vest (i) on the six-month anniversary of the Initial Public Offering with respect to 16 % of the shares subject to the Award on the Grant Date, (ii) in five (5) equal quarterly installments thereafter with respect to 45% of the shares subject to the Award on the Grant Date, and (iii) on the two-year anniversary of the Initial Public Offering with respect to 39% of the shares subject to the Award on the Grant Date. For the avoidance of doubt, except as provided in Section 3.2(c) of the Agreement, all shares subject to the award vest no later than the two-year anniversary of the Initial Public Offering.

MAVENIR PLC

By:
Name:
Title:

Acknowledgment, Acceptance and Agreement:

By signing below and returning this Award Notice to Mavenir plc, I hereby acknowledge receipt of the Agreement and the Plan, accept the Award granted to me and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.

Holder

Date

MAVENIR PLC

2020 EQUITY INCENTIVE PLAN

RESTRICTED SHARE UNIT AWARD AGREEMENT

Mavenir plc, a public limited company incorporated under the laws of England and Wales (the “Company”), hereby grants to the individual (the “Holder”) named in the award notice attached hereto (the “Award Notice”) as of the date set forth in the Award Notice (the “Grant Date”), pursuant to the provisions of the Mavenir plc 2020 Equity Incentive Plan (the “Plan”), a restricted share unit award (the “Award”) with respect to the number of Class A ordinary shares of the Company, par value $0.001 per share (“Shares”), set forth in the Award Notice, upon and subject to the restrictions, terms and conditions set forth in the Plan and this agreement (the “Agreement”). Capitalized terms not defined herein shall have the meanings specified in the Plan.

1. Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder accepts this Agreement by executing the Award Notice in the space provided therefor and returning an original execution copy of the Award Notice to the Company (or electronically accepting this Agreement within the Holder’s stock plan account with the Company’s stock plan administrator according to the procedures then in effect).

2. Rights as a Shareholder. The Holder shall not be entitled to any privileges of ownership with respect to the Shares subject to the Award unless and until, and only to the extent, such shares become vested pursuant to Section 3 hereof and the Holder becomes a shareholder of record with respect to such shares.

3. Restriction Period and Vesting.

3.1. Service-Based Vesting Condition. Except as otherwise provided in this Section 3, the Award shall vest in accordance with the vesting schedule set forth in the Award Notice, provided the Holder remains continuously employed by the Company through the applicable vesting date. The period of time prior to such vesting shall be referred to herein as the “Restriction Period.”

3.2. Termination of Employment

(a) Termination of Employment due to Death or Disability. If the Holder’s employment with the Company terminates prior to the end of the Restriction Period by reason of the Holder’s death or termination by the Company due to Disability, then in any such case, 100% of the unvested portion of the Award shall be vested upon such termination of employment.

(b) Termination of Employment Without Cause or Resignation for Good Reason. If the Holder’s employment with the Company terminates prior to the end of the Restriction Period by reason of (i) the Company’s termination of the Holder’s employment without Cause or (ii) the Holder’s resignation from employment for Good Reason, then in any such case, 100% of the unvested portion of the Award shall be vested upon such termination of employment.

(c) Termination of Employment by the Company or by the Holder for Any Other Reason. If the Holder’s employment with the Company terminates prior to the end of the Restriction Period by reason of (i) the Company’s termination of the Holder’s employment for any reason other than (A) without Cause or (B) due to death or Disability or (ii) the Holder’s resignation from employment without Good Reason, then, except as otherwise determined by the Company, any unvested portion of the Award shall be immediately forfeited by the Holder and cancelled by the Company.

3.3 Change in Control.

(a) In the event of a Change in Control prior to the end of the Restriction Period, (i) as of the effective date of such Change in Control, the Award shall vest with respect to a number of Shares equal to the excess of (A) 70% of the number of Shares subject to the Award on the Grant Date, over (B) the number of Shares subject to any portion of the Award that vested prior to the occurrence of such Change in Control, and (ii) any then unvested portion of the Award shall vest on the one-year anniversary of such Change in Control (or if earlier, as otherwise provided in this Agreement), in each case, subject to the Holder’s continuous employment with the Company through each applicable vesting date or as otherwise provided by Section 3.2. For the avoidance of doubt, no portion of the Award shall vest under clause (i) of this Section 3.3(a) solely as a result of a Change in Control if, as of the effective date of such Change in Control, the Award is vested with respect to 70% or more of the number of the Shares subject to the Award on the Grant Date.

3.4. Definitions.

(a) Cause. For purposes of this Award, “Cause” shall mean “Cause” as such term is defined in any employment, consultancy, service, severance or similar agreement between the Holder and the Company or any of its affiliates then in effect (but, for the avoidance of doubt, not any severance plan, practice or arrangement), or, if there is no such agreement or no such agreement contains a definition of Cause (or a term of similar meaning, such as “good cause”), then “Cause” means the Holder’s: (i) refusal or failure to follow one or more written policies of the Company or any of its affiliates (collectively, the “Company Group”) (including any applicable code of conduct or ethics) that are applicable to the Holder; (ii) conduct amounting to gross incompetence; (iii) prolonged or chronic absence (excluding vacations, illnesses, serious health conditions or approved leaves of absence) from work, which is not authorized or excused; (iv) willful refusal or failure to perform lawful duties, or to comply with any lawful instruction or resolution of the Board or the board of directors (or similar body) of any member of the Company Group or of the Holder’s supervisor; (v) embezzlement, misappropriation of any property or other asset of any member of the Company Group or misappropriation of a corporate opportunity of any member of the Company Group; (vi) offer, payment, solicitation or acceptance in violation of the policies of any member of the Company Group or any law of any bribe, kickback or item of value with respect to the business of any member of the Company Group; (vii) indictment or commission of or the entering of a plea of nolo contendere or guilty with respect to, any felony whatsoever or any misdemeanor involving moral turpitude; (viii) misconduct or illegal conduct which is detrimental to any member of the Company Group (including, without limitation, disparagement that materially adversely affects the reputation of the Company Group); (ix) engagement in any unwelcome sexual advances, requests for sexual favors or any other verbal or physical abuse of a sexual nature; (x) breach of his or her obligations to any member of the Company Group under any restrictive covenants in favor of any member of the Company Group or any unauthorized disclosure of any important and confidential information of any member of the Company Group, after written notice and a reasonable time to cure, if curable; or (xi) unlawful use (including being under the influence) or possession of drugs illegal under applicable state law.

(b) Change in Control. For purposes of this Award, and notwithstanding anything in the Plan to the contrary, “Change in Control” shall mean the consummation of a transfer, in one or a series of related transactions, to any Person that is not an affiliate of any direct or indirect Parent Member (as defined below) of (i) more than 50% of the outstanding capital stock of the Company, (ii) more than 50% of the outstanding capital stock of Mavenir Private Holdings I Ltd., a private limited company organized under the laws of England and Wales and an indirect, wholly-owned subsidiary of Sierra Private Investments LP (“Parent”), together with any successor thereto, (iii) more than 50% of the outstanding membership interests of Parent owned by the holders of Class A Units, Class A-1 Units, Class A-2 Units or Class B Units in Parent (“Parent Members”) immediately prior to the effective date of the applicable transaction or (iv) all or substantially all of the assets of the Company and its subsidiaries, that in each case in respect of clauses (i) through (iv) results in the distribution of all or substantially all of the net proceeds thereof to the Parent Members. For the avoidance of doubt, a “Change in Control” shall not include a transaction that results in the acquisition by the Company or an Affiliate of the Company of a company, other entity or business, either as a cash, stock or asset acquisition.

(c) Disability. For purposes of this Award, “Disability” shall mean “Disability” as such term is defined in any employment, consultancy, service, severance or similar agreement between the Holder and the Company or any of its affiliates then in effect, or, if there is no such agreement or such agreement does not contain a definition of Disability (or a term of similar meaning), then “Disability” means the Holder’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(d) Good Reason. For purposes of this Award, (i) “Good Reason” shall mean that the Holder resigns from employment with the Company and its Subsidiaries as a result of one or more of the following reasons without the consent of the Holder: (A) the Company reduces the amount of the Holder’s base salary or target cash bonus opportunity (it being understood that the Board or the Committee shall have discretion to set the Company’s and the Holder’s personal performance targets to which the cash bonus will be tied and the actual bonus paid may deviate from the target cash bonus opportunity based on performance), (B) the Company adversely changes the Holder’s position as in effect as of the Grant Date or reduces his/her position, authority, duties, responsibilities or status materially inconsistent with the positions, authority, duties, responsibilities or status the Holder holds as of the Grant Date (for the avoidance of doubt, a change in Holder’s reporting responsibilities shall not give rise to Good Reason), or (C) the Company changes the Holder’s place of work to a location more than fifty (50) miles from the Holder’s present place of work; provided, however, that the occurrence of any such condition shall not constitute Good Reason unless (x) the Holder provides written notice to the Company of the existence of such condition not later than 60 days after the Holder knows or reasonably should know of the existence of such condition, (y) the Company fails to remedy such condition within 30 days after receipt of such notice and (z) the Holder resigns due to the existence of such condition within 60 days after the expiration of the remedial period described in clause (y) hereof.

(e) Person. For purposes of this Award, “Person” shall mean a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

4. Issuance or Delivery of Shares. Subject to Section 6.12, as soon as practicable (but no later than thirty (30) days) after the vesting of any portion of the Award, the Company shall issue or deliver, subject to the conditions of this Agreement, the vested Shares to the Holder. Such issuance or delivery shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance or delivery, except as otherwise provided in Section 6. Prior to the issuance to the Holder of the Shares subject to the Award, the Holder shall have no direct or secured claim in any specific assets of the Company or in such Shares, and will have the status of a general unsecured creditor of the Company.

5. Transfer Restrictions and Investment Representation.

5.1. Nontransferability of Award. The Award may not be transferred by the Holder other than by will or the laws of descent and distribution. Except to the extent permitted by the foregoing sentence, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, the Award and all rights hereunder shall immediately become null and void.

5.2. Investment Representation. The Holder hereby covenants that (a) any sale of any Share acquired upon the vesting of the Award shall be made either pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws and (b) the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the shares and, in connection therewith, shall execute any documents which the Committee shall in its sole discretion deem necessary or advisable.

6. Additional Terms and Conditions of Award.

6.1. Withholding Taxes. As a condition precedent to the issuance or delivery of the Shares upon the vesting of the Award, the Holder shall, upon request by the Company, pay to the Company such amount as the Company (or an affiliate) may be required, under all applicable federal, state, local, foreign or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award. If the Holder shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Holder. The Holder may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company; (2) delivery to the Company (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Stock having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises (the “Tax Date”), equal to the Required Tax Payments; (3) authorizing the Company to withhold whole shares of Stock which would otherwise be delivered to the Holder having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments; (4) to the extent permitted by applicable law, a cash payment by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of same-day sale or (5) any combination of (1), (2), (3) and (4). Shares of Stock to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments (or such higher withholding amount permitted by the Committee). Any fraction of a share of Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Holder. No certificate representing a Share shall be delivered until the Required Tax Payments have been satisfied in full. A determination by the Company to satisfy the Required Tax Payments by withholding Shares shall be made by the Committee if the Holder is subject to Section 16 of the Exchange Act.

6.2. Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the Shares subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, the Shares subject to the Award shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

6.3. Award Confers No Rights to Continued Employment. In no event shall the granting of the Award or its acceptance by the Holder, or any provision of the Agreement or the Plan, give or be deemed to give the Holder any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time.

6.4. Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

6.5. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.

6.6. Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Mavenir plc, Attn: Legal Department, LegalNotices@Mavenir.com, and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

6.7. Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the Code, shall be governed by the laws of England and Wales and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.8. Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control. The Holder hereby acknowledges receipt of a copy of the Plan. Notwithstanding anything in the Plan or this Agreement to the contrary, this Award (i) shall not be subject to Section 5.12 of the Plan with respect to deferrals and (ii) shall only be subject to Section 5.16 of the Plan to the extent necessary to comply with applicable law.

6.9. Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.

6.10. Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

6.11. Amendment and Waiver. The Company may amend the provisions of this Agreement at any time; provided that an amendment that would adversely affect the Holder’s rights under this Agreement shall be subject to the written consent of the Holder. No course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

6.12. Exempt from Section 409A of the Code. This Award is intended to be exempt from Section 409A of the Code, and shall be interpreted and construed accordingly, and each settlement hereunder shall be considered a separate payment under Section 409A of the Code.

6.13. Protected Rights. Pursuant to 18 U.S.C. § 1833(b), “an individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that-(A) is made-(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Accordingly, Holder has the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. Holder also has the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Holder understands that nothing contained in this Agreement limits Holder’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). Holder further understands that this Agreement does not limit Holder’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Agreement does not limit Holder’s right to receive an award for information provided to any Government Agencies.